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For Immediate Release
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                   DCTI Reports Second Quarter FY2001 Results
             Second quarter Fiscal 2001 revenues total $9.1 Million
                        Four new Board Members announced
                  Becky Takeda appointed interim CEO/President

Salt Lake City, Utah - February 13, 2001--Digital Courier Technologies, Inc. (OTC: DCTI), a leading provider of advanced e-payment services specializing in fraud and risk management, announced financial results for the quarter and six months ended December 31, 2000.

DCTI reported revenues for the three months ended December 31, 2000, of $9.1 million, compared to $6.1 million for the same period ended December 31, 1999, representing a 49% increase. For the six months ended December 31, 2000 revenues were $18.6 million compared to $9 million in the same period ending December 31,1999. The Company reported a loss before interest, taxes, depreciation, amortization and non-cash charges in the quarter of $1.2 million. In the six month period ended December 31, 2000 the loss reported excluding the items noted above was $953 thousand. For the comparable quarter ended December 31,1999, the Company reported a loss before interest, taxes, depreciation, amortization and other non-cash charges of $3.5 million. For the six months ended December 31, 1999 the loss reported excluding the items noted above was $4.1 million.

During the current quarter, the Company evaluated the realizability of the goodwill recorded in connection with numerous acquisitions made during prior years. The Company projected net cash flows to be generated by the acquired operations and compared those to the net book value of the assets acquired. The analysis resulted in a write-down of $142 million. Remaining goodwill of $34 million will be amortized at the rate of approximately $710 thousand per month.

Additionally, during the current quarter the Company reported a one-time non-cash gain of $3.1 million for the 8.6 million shares returned to the Company after the previously reported internal investigation that focused on the DataBank acquisition. The total shares outstanding as of December 31, 2000 was approximately 40 million.

For the quarter ended December 31, 2000 the Company reported a net loss of $153.5 million compared to a net loss of $9.1 million for the quarter ended December 31, 1999. For the six months ended December 31, 2000, the Company reported a net loss of $166 million, as compared to a net loss of $12 million for the six months ended December 31, 1999.

 "In the second quarter, we concentrated on positioning the Company to become cash flow positive as soon as possible. We grew our merchant base to 694 from 577 a year ago. We consolidated our operations by closing two offices and reducing our workforce by one half. As a result we have eliminated about $300 thousand in monthly expenses. We now project that as we close the quarter ended March, 2001 the business will be generating cash on a monthly basis," said Chief Financial Officer John Hanlon. "Having a strong business model, the foundation has been laid to continue our strong growth into the e-payments sector and we are very enthused about the future of the business with profitability, shareholder value and increasing our merchant portfolio being our main goals," continued Hanlon.

DCTI also announced the addition to the Board of Directors of Mr. Stan Cardenas, a financial services consultant and former acting Superintendent of Banks for the state of California, Mr. Evan Levine, an asset fund manager formerly with Brown Simpson Asset Management, Mr. Steven Cannon, DCTI's V.P. of Technology and a co-founder of SB.com and Mr. Michael Shutters, an executive manager with a large electronic funds transfer software and service provider. These gentlemen have filled the vacancies created by the resignations of Mr. Ken Woolley, Mr. Ken Nagel, Mr. Glenn Hartman and Mr. Don Marshall. Mr. Marshall has also resigned his position as President of the Company. All of these gentlemen remain committed to the future of DCTI and will be available, as needed, on a consulting basis. Ms Becky Takeda has been appointed interim Chief Executive Officer and President and will remain on the Board. Mr. Greg Duman, a current Board member will serve as interim Chairman.

"We greatly appreciate the efforts of our departing Board members and we thank them for their significant contributions to the Company," stated Becky Takeda, DCTI's interim CEO and President. " We welcome the new members to the Board and to DCTI. They bring valuable industry insight and they will assist us in defining strategic initiatives as we work to grow the Company and increase shareholder value," continued Ms. Takeda. The Company also announced that the fiscal 2000 Annual Stockholders Meeting is scheduled to be held on April 26, 2001. The Company will announce the time and location when they are established.

                       DIGITAL COURIER TECHNOLOGIES, INC.
                                AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
              FOR THE THREE MONTHS ENDED DECEMBER 31, 2000 AND 1999
                                   (Unaudited)

                                                 2000               1999
                                           -----------------  ------------------

REVENUE                                    $       9,137,924  $       6,157,954

COST OF REVENUE                                    6,198,506          3,434,725
                                           -----------------  ------------------
           Gross margin                            2,939,418          2,723,229
                                           -----------------  ------------------

OPERATING EXPENSES:
   Depreciation and amortization                  13,489,448          6,478,108
   Impairment write-down of goodwill             142,000,000               --
   General and administrative                      2,824,216          1,720,019
   Non-cash expense related to
   the issuance of stock and stock options              --              181,475
   Selling                                           548,798            916,969
   Research and development                          513,257            696,839
   Chargebacks                                       249,000          2,884,247
                                           -----------------  ------------------
                Total operating expenses         159,624,719         12,877,657
                                           -----------------  ------------------
OPERATING LOSS                                  (156,685,301)       (10,154,428)
                                           -----------------  ------------------

OTHER INCOME (EXPENSE):
   Gain on return of common shares                 3,109,544                --
   Interest and other income                          91,726             70,209
   Interest and other expense                        (34,749)          (111,197)
                                           -----------------  ------------------
                Net other income (expense)         3,166,521            (40,988)
                                           -----------------  ------------------
LOSS BEFORE INCOME TAXES AND
DISCONTINUED OPERATIONS                        (153,518,780)        (10,195,416)

INCOME TAX BENEFIT                                     --                413,957
                                           -----------------  ------------------
LOSS FROM CONTINUING OPERATIONS                 (153,518,780)        (9,781,459)
                                           -----------------  ------------------
DISCONTINUED OPERATIONS:
   Loss from operations of discontinued
   WeatherLabs operations, net of income
     tax benefit of $46,526                $           --     $         (77,542)
   Gain on sale of WeatherLabs operations,
   net of income tax provision of
     $460,483                                          --               767,472
                                           -----------------  ------------------
INCOME FROM DISCONTINUED OPERATIONS                    --               689,930
                                           -----------------  ------------------
NET LOSS                                        (153,518,780)       $(9,091,529)
                                           =================  ==================
NET LOSS PER COMMON SHARE:
     Basic and Diluted                     $           (3.64) $           (0.26)
                                           =================  ==================
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
     Basic and Diluted                            42,164,840         35,183,224
                                           =================  ==================

                       DIGITAL COURIER TECHNOLOGIES, INC.
                                AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               FOR THE SIX MONTHS ENDED DECEMBER 31, 2000 AND 1999
                                   (Unaudited)

                                                 2000                1999
                                           -----------------  ------------------

REVENUE                                    $      18,633,834  $       8,990,883

COST OF REVENUE                                   12,352,131          4,781,519
                                           -----------------  ------------------
            Gross margin                           6,281,703          4,209,364
                                           -----------------  ------------------

OPERATING EXPENSES:
   Depreciation and amortization                  26,935,446          8,449,620
   Impairment write-down of goodwill             142,000,000               --
   General and administrative                      5,040,654          2,596,492
   Non-cash (income) expense related to
   the issuance of stock and stock options          (649,300)           188,768
   Selling                                           986,931          1,519,686
   Research and development                          958,205          1,273,058
   Chargebacks                                       249,000          2,884,247
                                           -----------------  ------------------
                Total operating expenses         175,520,936         16,911,871
                                           -----------------  ------------------
OPERATING LOSS                                  (169,239,233)       (12,702,507)
                                           -----------------  ------------------
OTHER INCOME (EXPENSE):
   Gain on return of common shares                 3,109,544               --
   Interest and other income                         174,188            146,043
   Net loss on sale of assets                        (15,383)              --
   Interest and other expense                        (60,904)          (250,371)
                                           -----------------  ------------------
                Net other income (expense)         3,207,445           (104,328)
                                           -----------------  ------------------

LOSS BEFORE INCOME TAXES AND
DISCONTINUED OPERATIONS                        (166,031,788)        (12,806,834)

INCOME TAX BENEFIT                                     --               299,316
                                           -----------------  ------------------
LOSS FROM CONTINUING OPERATIONS                 (166,031,788)       (12,507,519)
                                           -----------------  ------------------
DISCONTINUED OPERATIONS:
   Loss from operations of discontinued
   WeatherLabs operations, net of income
     tax benefit of $161,167               $            --    $        (268,612)
   Gain on sale of WeatherLabs operations,
   net of income tax provision of
     $460,483                                           --              767,472
                                           -----------------  ------------------
INCOME FROM DISCONTINUED OPERATIONS                     --              498,860
                                           -----------------  ------------------
NET LOSS                                   $    (166,031,788) $     (12,008,659)
                                           =================  ==================

NET LOSS PER COMMON SHARE:
    Basic and Diluted                      $           (3.67) $           (0.45)
                                           -----------------  ------------------
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
    Basic and Diluted                             45,282,149         26,509,492
                                           =================  ==================


About DCTI

DCTI is at the forefront of Internet payment technology. A recognized specialist in risk management and fraud control, DCTI provides highly scalable, reliable, and fully integrated payment software and systems for businesses, Internet merchants, and financial institutions. Payment features of the DCTI system include advanced authentication, validation, fraud screening, payment authorization, settlement, and real-time reporting. DCTI's notable client base and affiliations include U.S. and international banks and merchants and ongoing development partnerships with industry leaders such as Equifax, NDC e-commerce, TSAI, and GlobalPlatform. For more information, please visit www.dcti.com.

This press release contains forward-looking statements made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. You are cautioned that such forward-looking statements are not guarantees of future performance and involve risks and uncertainties which could significantly affect expected results in the future from those expressed in any such forward-looking statements made by, or on behalf of the Company. Certain factors that could cause actual results to differ materially include, without limitation, risks relating to: business conditions and growth in the e-payments industry and the general economy, both domestic and international; lower than expected customer contracts; competitive factors, including pricing pressures, technological developments and products offered by competitors; technological difficulties and resource constraints encountered in developing new products; and the timely flow of competitive new products and market acceptance of those products. Actual results may differ materially from the statements made as a result of risk factors inherent in our business, industry, customer base, or other factors, the Company's continued ability to create or acquire products and services that customers will find attractive and the potential for increased competition, which could affect pricing and profitability.

Investor Contact for DCTI:
-------------------------
Rip Bains, Investor Relations, DCTI, 415-276-6113, or rbains@dcti.com.

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